UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2008
Date of Report (Date of Earliest Event Reported)

Neurologix, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-13347	06-1582875
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

One Bridge Plaza, Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (201) 592-6451

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 12, 2008, Neurologix, Inc. (the “Company”) entered into an Addendum (the “Addendum”), effective as of August 1, 2008, to its Development and Manufacturing Agreement (the “Development Agreement”), dated as of April 27, 2005, with Medtronic, Inc. (“Medtronic”).  The Addendum supplements and clarifies the rights and obligations of each of the Company and Medtronic under the Development Agreement in preparation of the Company’s Phase 2 clinical trial for its Parkinson’s disease product.

The above description of the Development Agreement and Addendum do not purport to be complete and are qualified in their entirety by the terms and conditions of the Development Agreement, a copy of which was filed as Exhibit 10.8 to the Company’s Form 10-QSB, dated May 13, 2005, and the terms and conditions of the Addendum, filed herewith as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1           Addendum to the Development and Manufacturing Agreement between Neurologix, Inc. and Medtronic, Inc., effective as of August 1, 2008.  (Portions of Section 3.1 of the Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Commission on the date of filing of this Form 8-K.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

NEUROLOGIX, INC.

Date: August 15, 2008	By:	/s/ Marc L. Panoff
	Name:	Marc L. Panoff
	Title:	Chief Financial Officer, Secretary and Treasurer